Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in this Registration Statement on Form S-8 of our report dated March 21, 2019 with respect to the audited consolidated financial statements of Opiant Pharmaceuticals, Inc. for the year ended December 31, 2018.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 22, 2019